Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareowners of
Pioneer Series Trust II

In planning and performing our audits
of the financial statements of Pioneer
Series Trust II as of and for the year
ended December 31, 2007, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered its internal control over
financial reporting, including controls
over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Pioneer Series Trust
II's internal control over financial
reporting.  Accordingly, we express no
such opinion.

The management of Pioneer Series
Trust II is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of Pioneer Series
Trust II's internal control over
financial reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be material
weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in Pioneer Series Trust
II's internal control over financial
reporting and its operation, including
controls for safeguarding securities
that we consider to be a material
weakness as defined above as of
December 31, 2007.

This report is intended solely for the
information and use of management
and the Board of Trustees of Pioneer
Series Trust II and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.





Boston, Massachusetts
February 19, 2008